Exhibit 10.548

OFFICE AND FACILITIES MANAGEMENT SERVICES AGREEMENT

This Office and Facilities Management Services Agreement (this “Agreement”), dated as of February 10, 2005 (the “Effective Date”), is entered into by and among INLAND FACILITIES MANAGEMENT, INC., an Illinois corporation (“IFMI”), INLAND OFFICE SERVICES, INC., an Illinois corporation, Inland Real Estate Strategic Services, Inc. (“IRESSI”), an Illinois corporation (IFMI, IOS and IRESSI, individually, “Service Provider” and collectively, “Service Providers”) and INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., an Illinois corporation (the “Business Manager”).

RECITALS

WHEREAS, Service Providers are in the business of providing certain office and facilities management services, including without limitation, the office and facilities management services described and set forth in Exhibit A hereto (collectively, the “Services”); and

WHEREAS, the Business Manager is desirous of retaining Service Providers to perform the Services for the Business Manager in connection with the Real Estate Business (as defined herein) for the benefit of REIT (as defined herein) and/or its Affiliates (as defined herein), and Service Providers are willing to perform the Services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties hereto, intending to be legally bound, agree to the foregoing and as follows:

ARTICLE I
DEFINITIONS

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of that Person through the ownership of voting securities, by contract or otherwise. With respect to the Business Manager, any entity representing a joint venture or similar arrangement in which the Business Manager, or an entity controlled by the Business Manager, is the general partner or managing member shall be deemed to be an “Affiliate” of the Business Manager.

“Business Management Agreement” shall mean that certain Advisory Agreement, dated as of September 18, 2003, as amended from time to time, between the Business Manager and REIT.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Real Estate Business” shall mean (i) any business activities conducted by REIT so long as REIT remains qualified as a “real estate investment trust” under Section 856 the Internal Revenue Code of 1986, as amended, and (ii) any business that is consistent with and limited to the description of the business of REIT contained in the prospectus forming a part of the Registration Statement on Form S-11 (No. 333-122743), as amended, filed by REIT with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

“REIT” shall mean Inland Western Retail Real Estate Trust, Inc., a Maryland corporation.

ARTICLE II
PERFORMANCE OF SERVICES

2.1 Service Providers agree to perform the Services for the Business Manager in connection with the Real Estate Business for the benefit of the REIT and/or its or their Affiliates. Service Providers shall perform and provide the Services in a professional manner and in accordance with all laws, statutes, ordinances, codes, rules and regulations applicable to the Services. Service Providers, at Business Manager’s cost, may employ, contract with or use the service of any third party in connection with the performance of the Services as the Service Providers deem reasonably necessary or desirable, including independent, outside counsel.

2.2 The Business Manager and Service Providers acknowledge that the relationship created hereby is on an exclusive basis as to Business Manager such that during the Initial Services Term and any Additional Services Term (except during any period that Service Provider is in default hereunder), (x) the Business Manager shall be required to retain only the Service Providers to perform all of the Services or any individual Service, (y) the Business Manager shall not be permitted to retain third parties to perform for the Business Manager services the same as or similar to the Services or any individual Service, but that in any event Service Providers shall be permitted to perform the Services or any individual Service for any other parties.

ARTICLE IV
TERM AND TERMINATION

3.1 Subject to the termination provisions set forth in this Article III, this Agreement shall continue for an initial period of three (3) years from the Effective Date (“Initial Services Term) and shall be automatically renewed for consecutive three (3) year terms thereafter (each an “Additional Services Term”) unless earlier terminated as hereafter provided.

3.2 At any time during the Initial Services Term or at any time during an Additional Services Term, the Business Manager may terminate this Agreement for cause (i.e., a material default by Service Providers hereunder) upon ten (10) days’ prior written notice to Service Providers; provided, however, that prior to exercising its rights under this Section 3.2, the Business Manager shall notify Service Providers of any default, and Service Providers shall have thirty (30) days after receipt of the notice to cure the default to the Business Manager’s reasonable satisfaction. As full compensation to which Service Providers shall be entitled, the Business Manager shall promptly make payment to Service Providers as provided in Article V below for the Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.3 At any time during the Initial Services Term or during an Additional Services Term, the Business Manager shall have the right to terminate this Agreement, without cause, by providing not less than sixty (60) days’ prior written notice to the Service Providers of any election to so terminate and specifying the effective date of such termination; provided, however, in such event, the Service Providers shall be entitled to and shall be paid a termination fee equal to the product of: (a) the average monthly compensation, set forth on Exhibit A, for the six (6) months immediately preceding the month in which the Service Providers are served the termination notice from the Business Manager, multiplied by (b) six (6) (“Termination Fee”). The Termination Fee shall be paid on the effective date of such termination with a credit to Business Manager of compensation paid to the Service Providers for the period from the date for Service Providers’ receipt of the termination notice to and including the effective date of such termination.

3.4 Provided that a Service Provider is not providing or is terminating such Services to all other clients of Service Provider, and no affiliate of Service Provider is providing or is undertaking to provide such Services, Service Provider, at any time during the Initial Services Term or during an Additional Services Term, may elect to limit one or more of the Services it is providing to the Business Manager upon not less than sixty (60) days’ prior written notice to the Business Manager, specifying the effective date such Services shall no longer be performed and describing in reasonable detail the Services to be terminated. As full compensation to which Service Provider shall be entitled, the Business Manager shall promptly make payment to Service Provider as provided in Article V below for Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.5 If at any time during the Initial Services Term or any Additional Services Term the REIT has had a Change of Control, as hereinafter defined, a Service Provider shall have the right to terminate this Agreement, without cause, upon written notice to Business Manager. At any time during the Initial Services Term or any Additional Services Term, and the REIT has not had a Change of Control, a Service Provider shall have the right to terminate this Agreement, without cause, by providing not less than one hundred eighty (180) days’ prior written notice to the Business Manager, specifying the effective date of such termination. The foregoing notwithstanding, a Service Provider, upon ten (10) days’ prior written notice to the Business Manager, may terminate this Agreement, or decline to provide a particular Service hereunder upon the occurrence of any of the following events:

(a) The Business Manager fails, in the absence of a bona fide dispute with respect to any payment, to make payment for Services on its due date; provided, however, the Business Manager may cute the breach up to three (3) times per calendar year by making payment within ten (10) days of the Business Manager’s receipt of written notice that it failed to make the payment when due;

(b) The Business Manager requests that a Service Provider provide Services that in the Service Providers’ opinion would violate any applicable law or the rules of any regulatory body with jurisdiction and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid opinion;

(c) The Business Manager requests that a Service Provider take any action that in the Service Provider’s opinion would result in the commission of a fraud upon any person or party and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid opinion;

(d) The Business Manager requests that a Service Provider take any action that, upon the advice of counsel to Service Provider, could subject a Service Provider to liability or material damages in civil litigation and the Business Manager does not promptly withdraw the request upon Service Provider’s notice to the Business Manager of Service Provider’s aforesaid advice of counsel; or

(e) The Business Manager requests that a Service Provider provide Services that upon advice of counsel to a Service Provider would cause the Service Provider or any of its employees to be in violation of its professional code of ethics or other ethical standards the Service Provider or any of its employees is subject to and the Business Manager does not promptly withdraw the request upon the Service Provider’s notice to the Business Manager of Service Provider’s counsel’s advice.

As full compensation to which Service Providers shall be entitled, the Business Manager shall promptly make payment to the Service Providers as provided in Article V below for Services performed prior to the effective date of termination in compliance with the terms and provisions of this Agreement.

3.6 Upon any termination of this Agreement or cessation of Services arising under Sections 3.2 or 3.4 of this Agreement, during the Initial Services Term or any Additional Services Term, Service Providers shall provide the Business Manager with a reasonable opportunity to transition any terminated Services to any replacement provider(s) designated by the Business Manager (“Replacement Provider”), which period shall not be more than sixty (60) days from the date of termination of this Agreement or specified terminated Services (the “Transition Period”). During the Transition Period, Service Providers shall use reasonable efforts to avoid causing any unnecessary interruption of the terminated Services so as to provide a smooth transition of such Services (the “Transition”). All services related to Transition shall be deemed Services and subject to the charges and fees set forth in Exhibit A attached hereto.

3.7 For the purposes hereof, the term “Change of Control” shall mean the occurrence of any one or more of the following:

(a)

Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the REIT to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control: (i) any affiliate controlled by the REIT, (ii) Inland Real Estate Corporation, (iii) Inland American Real Estate Trust, Inc., (iv) The Inland Group, Inc., or (v) any affiliate controlled by any of the entities listed in clauses (i) through (iv) above (all of the entities described in clauses (i) through (v) above are hereinafter sometimes referred to as the “Inland Companies”;

(b)

 The approval by the holders of the outstanding shares of the REIT of any plan or proposal for the liquidation or dissolution of the REIT; or

(c)

Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of the REIT representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the REIT.

ARTICLE IV
INTERNAL CONTROL PROCEDURES

As a public entity, REIT is required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (“Section 404”). Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Article III and Section 8.4 hereof), if the Business Manager shall determine that, to provide services to and for the benefit of the Business Manager and REIT, Service Providers must comply with the requirements of Section 404, then the Business Manager and Service Providers shall develop and implement an internal control plan or other processes and procedures (or amend and revise any existing internal control plan, processes and procedures) to comply with the requirements (collectively, the “Internal Control Plan”). Once developed and implemented, Service Providers shall use their reasonable best efforts to have their internal controls comply in all respects with the requirements of Section 404. The cost and expense of development and initial implementation of any Internal Control Plan shall be borne by all clients of Service Providers that require Service Providers to comply with Section 404. Upon determination that an Internal Control Plan must be developed and implemented, Service Providers, the Business Manager and all other clients of Service Providers requiring Service Providers to comply with Section 404 shall, in good faith, negotiate an equitable allocation of the costs and expenses of the development and implementation of the Internal Control Plan between and among the parties. The foregoing provisions regarding payment and allocation of the costs and expenses of development and implementation of any Internal Control Plan shall not apply to any Internal Control Plan developed and implemented, or in the process of being developed and implemented, on or prior to the date of this Agreement.

ARTICLE V
PAYMENT

Service Providers shall invoice the Business Manager monthly (or any other basis as reasonably agreed to by the Business Manager) for any Services performed during the immediately preceding calendar month (or any other period agreed to by the Business Manager). Payment shall be due thirty (30) days after the date of the Business Manager’s receipt of the same and shall be as provided in Section 2 of Exhibit A attached hereto. The compensation to be paid by the Business Manager under this Article V and Section 2 of Exhibit A attached hereto shall constitute full and complete payment for any and all services rendered and performed by Service Providers under and pursuant to this Agreement, which compensation includes any and all labor, costs and expenses incurred or to be incurred by Service Providers in connection with its performance of the Services.

ARTICLE VI
RIGHT TO AUDIT

Service Providers shall keep and make available for the examination and audit of or by the Business Manager, or the Business Manager’s authorized employees, agents or representatives during normal business hours, and upon reasonable prior notice, at the Business Manager’s cost, all data, materials and information, including but not limited to records of all receipts, costs and disbursements made by Service Providers with respect to the Services and all Operating Expenses (as defined in Exhibit A attached hereto), all books, accounts, memoranda, files and all or any other documents indicating, documenting, verifying or substantiating the cost and appropriateness of any and all costs, expenditures and receipts relating to the Services and/or Operating Expenses. Service Providers shall allow the Business Manager (and any of the Business Manager’s employees, representatives, accountants and auditors) reasonable access to personnel, representatives and employees of Service Providers and all books and records and other business records and files of Service Providers that are reasonably required by the Business Manager for audit and tax matters.

ARTICLE VII
CONFIDENTIALITY

7.1 During the term of this Agreement, the parties may communicate to each other certain confidential information to enable Service Providers to perform the services hereunder, and/or Service Providers may develop confidential information for the Business Manager. Each party agrees:

(a) to treat, and to cause its employees, agents, subcontractors and representatives, if any, to treat as secret and confidential, all confidential information; and

(b) except as necessary in the performance of the Services, not to disclose any confidential information or make available any reports, recommendations and/or conclusions which Service Providers may make for the Business Manager to any person, firm or corporation without first obtaining the Business Manager’s written approval.

7.2 If any party learns that disclosure of confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, the party shall:

(a) give prompt notice to the other party prior to making the disclosure and allow the other party, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, confidential information;

(b) reasonably cooperate with the other party in its efforts to prevent, or obtain a protective order for disclosure; and

(c) disclose the minimum amount of information required to be disclosed.

ARTICLE VIII
MISCELLANEOUS

8.1 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

8.2 Governing Law; Jurisdiction. This Agreement shall be subject to and governed by the internal laws of the State of Illinois without regard to principles of choice of law. The parties hereto each agree that all disputes arising hereunder shall be tried in the federal and state courts located in Cook County or DuPage County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of those courts.

8.3 Waiver. Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

8.4 Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party to be the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

8.5 Equitable Relief and Monetary Damages. Each party hereto recognizes and acknowledges that a breach by the other party to this Agreement will cause irreparable damage to the non-breaching party that cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by either party, the non-breaching party shall be entitled to seek immediate injunctive relief to prevent irreparable harm, loss or dilution in addition to any other remedies available. Nothing herein shall limit a non-breaching party’s right to seek monetary damages with respect to a breach.

8.6 Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto, including any Affiliates of Service Providers, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

8.7 Severability. If any provisions of this Agreement, or the application of any such provisions to parries hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

8.8 Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

8.9 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

(a) when delivered personally or by commercial messenger;

(b) one (1) business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; or

(c) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided the notice or other communication is addressed to the intended recipient thereof as set forth below;

If to IFMI, to:	Inland Facilities Management Services, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Dayle M. Gillett Facsimile: (630) 954-5699

If to IOS, to:	Inland Office Services, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Dayle M. Gillett Facsimile: (630) 954-5699

If IRESSI, to:	Inland Real Estate Strategic Services, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Alan F. Kremin Facsimile: (630) 218-4917

If to the Business Manager, to:	Inland American Business Manager & Advisor, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Roberta S. Matlin Facsimile: (630) 218-4955

A party’s address for notice may be changed from time to time by notice given to the other party in the manner herein provided far giving notice.

8.10 Further Assurance. Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.12 Assignment. The Business Manager shall not assign this Agreement without the prior express written consent of the Service Providers; provided, however, if the REIT shall acquire or consolidate its business with the Business Manager, this Agreement shall be and be deemed assigned by the Business Manager to the REIT with the REIT assuming all of the obligations of Business Manager under the terms of this Agreement effective the date of such acquisition or consolidation. Service Providers shall not assign this Agreement without the prior express written consent of the Business Manager.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE BUSINESS MANAGER:		IFMI:

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC., an Illinois corporation		INLAND FACILITIES MANAGEMENT SERVICES, INC., an Illinois corporation
By:	/s/ Brenda Gail Gujral	By:	/s/ Alan F. Kremin
Name:	Brenda Gail Gujral	Name:	Alan F. Kremin
Its:	Vice President	Its:	Treasurer

IOS:

INLAND OFFICE SERVICES, INC., an Illinois corporation
By:	/s/ Alan F. Kremin

Name:	Alan F. Kremin
Its:	Treasurer

INLAND REAL ESTATE STRATEGIC SERVICES, INC., an Illinois corporation
By:	/s/ Alan F. Kremin
Name:	Alan F. Kremin
Its:	Treasurer

EXHIBIT A

1. Services: The services to be provided under this Agreement shall be provided on an on-going, continuous basis throughout the Services Term, unless otherwise requested by the Business Manager. Service Providers agree to provide to the Business Manager office and facilities management services, including but not limited to, the following:

•

Oversight of all 2901 and 2907 telecommunication functions, including reception services, telephone systems (including voice mail and cellular phones) and contract negotiation

•

Office supply purchasing, inventory, distribution and billing

•

All office equipment purchasing and maintenance; including copy and fax machines

•

All United States mail services plus courier, overnight deliveries and messenger services

•

Furniture purchasing, inventory control and price comparison studies

•

Coffee, vending services, outside luncheon food service, general staff and officer meeting catering

•

Plant maintenance, contract negotiations

•

Scheduling of conference rooms and planning all meetings

•

Scheduling of corporate van

•

Lost and found box

•

Security cards maintained

•

Corporate A/V equipment rentals and negotiations

•

Floor plan updates

•

Order of kitchen supplies and equipment

•

Order electrical supplies and repairs

•

Review of construction quality; and on-site management of all projects

•

Village inspection coordination

•

Utility & outside contractor coordination

•

Bill payments for building utilities - handle any disputes

•

Coffee and tea service throughout building

•

ID Badge distribution and upkeep of records and maintenance

•

Monitoring HVAC and temperature controls for all offices

•

Electrical repair, including light bulb replacement & negotiating of prices

•

Light plumbing repair

•

Furniture repairs and assembly, along with delivery to specific offices

•

Door lock replacement and repair

•

Supervise key system, key distribution and record keeping

•

Monitoring of security and fire systems and fire inspection up keep

•

Repair and replacement of kitchen appliances and equipment

•

Inspection of interior building condition

•

Overall housekeeping supervision

•

Ordering/negotiation of all cleaning supplies

•

Kitchen cleaning

•

Structure maintenance

•

Construction project supervision / contract negotiations

•

Repair, maintenance and replacement of main HVAC units

•

Landscape contracting and supervision, including watering and weekly cleanup

•

Snow removal (including walkways) contracting and supervision

•

Waste removal contracting and supervision

•

Contracting of evening cleaning services

•

Window washer contracting and supervision

•

Maintain square footage records, retrieving and delivering of materials from 2901 and 2907

•

General maintenance at 2907 building

•

Daily courier service to 2907 building

•

Procurement of goods and services, including equipment and equipment leases, and supplies, on an aggregate basis to maximize volume discounts.

2. Compensation: Service Providers shall be paid for all services rendered under this Agreement as follows:

(a)

Services of IOS

•

Telephones. With respect to the installation of telephones, the Business Manager shall reimburse Service Providers for the actual cost of the telephones.

•

Mailroom and Courier Salaries and Overhead. The Business Manager shall pay IOS the Business Manager’s Pro Rata Share (hereinafter defined) of the salaries and overhead of IOS’S mailroom and courier personnel incurred during the applicable calendar month. For the purposes hereof, the “Business Manager’s Pro Rata Share” shall be a fraction, the numerator of which shall be the aggregate net rentable square feet of space leased or occupied by the Business Manager (as of the end of the applicable calendar month) under and pursuant to its lease of space in the office building located at 2907 Butterfield Road Oak Brook, Illinois, and the denominator of which shall be the aggregate net rentable square feet of space leased or occupied by all clients (including the Business Manager) of IOS (as of the end of the applicable calendar month) in the office buildings located at 2901 and 2907 Butterfield Road, Oak Brook,

Illinois, and in any other buildings located with the office complex of which the 2901 and 2907 buildings are a part (collectively, the “Buildings”), and for whom IOS provides services that are the same or substantially similar to the Services. With each invoice, IOS shall include an itemized list of all of IOS’s clients and the net rentable square feet leased by each of the clients in the Buildings (as of the end of the applicable calendar month).

•

Switchboard Salaries and Overhead. The Business Manager shall pay IOS the Business Manager’s Proportionate Share (hereinafter defined) of the salaries and overhead of IOS’s switchboard personnel incurred during the applicable calendar month. For the purposes hereof, the “Business Manager’s Proportionate Share shall be a fraction, the numerator of which shall be the actual number of the Business Manager’s telephones serviced (as of the end of the applicable calendar month) by IOS’s central switchboard, and the denominator of which shall be the aggregate number of telephones of all clients (including the Business Manager) of IOS serviced (as of the end of the applicable calendar month) by IOS’s central switchboard. With each invoice, IOS shall include an itemized list of all of IOS’s clients and the actual number of telephones of the clients serviced by IOS’s central switchboard (as of the end of the applicable calendar month).

•

Other Services. The Business Manager shall pay to IOS the Business Manager’s Pro Rata Share of all Operating Expenses (hereinafter defined). For the purposes hereof, the term “Operating Expenses” shall mean any and all actual, out-of-pocket costs and expenses (excluding, however, any and all fees, costs, expenses and other amounts payable by the Business Manager as provided in Sections 2(a)(i), (ii) and/or (iii) above) incurred by IOS during the applicable calendar month in connection with the performance and rendering of services that are the same as or substantially similar to the Services to all of IOS’s clients (including the Business Manager) that lease space in the Buildings, which costs and expenses may include, without limitation or duplication: (1) the salaries, employee benefits and bonuses of its employees; (2) copy costs; (3) administrative overhead; (4) rent for office space; and (5) costs of materials and supplies.

•

Notwithstanding anything contained in this Agreement to the contrary, in no event shall the amount fees, charges, costs, expenses or other compensation charged by IOS to all of its clients (including the Business Manager) that lease space in the Buildings for any and all services (including the Services) provided by IOS exceed the actual Operating Expenses incurred by IOS in providing the services.

(b)

Services of IFMI.

•

Service Providers acknowledge and agree that a portion of the rent payable by the Business Manager under and pursuant to its lease of space in the building located at 2907 Butterfield Road, Oak Brook, Illinois, is and shall be allocated and paid (by the landlord under the lease) to IFMI for any and all Services provided hereunder. Accordingly, Service Providers agree that it shall not, pursuant to the terms and provisions of this Agreement, bill the Business Manager, and that it shall look solely to reimbursement of a portion of the rent as full and complete compensation, for any and all Services provided by IFMI hereunder.

(c)

Services of IRESSI.

•

The Business Manager shall pay to IRESSI, quarterly, one fourth (1/4) of the product of the REIT’s estimated annual weighted average percentage use of the estimated annual costs of the major services contracted for by IRESSI.

(d)

Market Rate for Services.

•

Service Providers represent that, to its knowledge, the rates and other charges payable by the Business Manager under this Agreement do not and shall not exceed the market rate for similar services provided to companies of size, nature and business similar to the Business Manager or REIT. If the Business Manager determines that any of the rates and/or other amounts charged by Service Providers under this Agreement shall exceed the market rate for similar services provided to companies of size, nature and business similar to the Business Manager or REIT, then Business Manager and Service Providers shall negotiate in good faith to adjust the rates and other amounts to market.

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